UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 6, 2011 (May 31, 2011)

CHINA ELECTRIC MOTOR, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-53017	26-1357787
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

Sunna Motor Industry Park, Jian’an, Fuyong Hi-Tech Park, Baoan District, Shenzhen, Guangdong, 518103
People’s Republic of China
 (Address of principal executive offices)

86-755-8149 9969
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2011, Mr. Heung Sang Fong submitted his resignation as Chief Financial Officer and Director of the Board of Directors of the Company effective as of 11:30 AM Pacific Standard Time on May 31, 2011.  In submitting his resignation, Mr. Fong did not cite any material disagreements with the Company or its Board of Directors with respect to the Company’s operations or public disclosures. A copy of Mr. Fong’s resignation letter is filed herewith as Exhibit 99.1.

There were no disagreements between Mr. Fong and any officer or director of the Company. The Company provided a copy of the disclosures it is making in response to this Item 5.02 to Mr. Fong and informed him that he may furnish the Company as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the Company requests that he provide the respects in which he does not agree with the disclosures. The Company will undertake to file any letter received from Mr. Fong as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description of Exhibit
99.1	Resignation Letter of Heung Sang Fong, dated May 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ELECTRIC MOTOR, INC.
Dated: June 6, 2011
By:  /s/ Yue Wang
Yue Wang
Chief Executive Officer